EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NEWS RELEASE

Investor and Media Relations:
Patty Bruner
Christensen

Smith & Wesson Reports 27% Increase in Firearms Sales for 2004 Fiscal Year

Smith & Wesson Holding Corporation (AMEX:SWB), parent of the legendary 152-year old handgun maker Smith & Wesson Corp., reported net product sales of $117.9 million for the year ended April 30, 2004, a 19.7% increase over the year ended April 30, 2003. Sales of firearms, the Company’s core business, increased by 27.2% for the year ended April 30, 2004. The decision in fiscal 2003 to discontinue certain product lines and close four retail stores resulted in a decline in net product sales of approximately $4.5 million for fiscal 2004, when compared to the prior year. Net product sales for the three months ended April 30, 2004 increased by $5.2 million to $32.8 million, an 18.8% increase over the three months ended April 30, 2003.

The Company reported a net profit for the year ended April 30, 2004 of $1.4 million, or $.04 per diluted share, compared to a net profit of $15.7 million, or $.44 per diluted share, for the year ended April 30, 2003. Net income for the three months ended April 30, 2004 was $1.8 million, or $.05 per diluted share, compared to $14.9 million, or $.42 per diluted share, for the three months ended April 30, 2003. The results for the year and the three months include approximately $738,000, or approximately $.01 per diluted share, in reductions to the municipal litigation reserves due to favorable outcomes in several cases. The fiscal 2003 results included an income tax benefit of approximately $12.4 million, or approximately $.35 per diluted share, related primarily to the reversal of a federal income tax valuation allowance. This reversal of the federal income tax valuation allowance occurred in the three months ended April 30, 2003.

Order backlog at April 30, 2004 was at $28.4 million, down slightly from last year’s record backlog, but reflective of the continued very strong demand for the company’s products.

The fiscal 2004 results included a number of one-time costs that had a significant impact on profitability. The total impact of these one-time charges and professional fees was approximately $4.3 million, or $.07 per diluted share. The Company incurred restructuring costs of $1.0 million, or $.02 per diluted share relative to the closing of the Scottsdale corporate office, the discontinuation of the Crossings catalog, and the discontinuation of the Advanced Technology division. The Company also incurred approximately $2.5 million, or $.04 per diluted share, in legal and accounting fees relative to the restatement of the financial statements for fiscal 2002 and the first three quarters of fiscal 2003, as well as legal fees associated with the ongoing SEC inquiry related to those restatements. In addition, the Company incurred a charge for severance costs of approximately $760,000, or $.01 per diluted share, relative to four former officers.

The Company expects to save approximately $1.1 million, or $.02 per diluted share, annually as a result of the closure of the Scottsdale corporate office. The Company’s two discontinued businesses, the Crossings catalog and the Advance Technology division, lost a total of approximately $1.9 million, or $.03 per diluted share, in fiscal 2004, exclusive of costs related to their closure.

Cash and cash equivalents declined by $6.7 million in the year ended April 30, 2004 to $5.5 million. Capital expenditures exceeded depreciation by approximately $4.0 million as the Company continues to invest in the core business. The Company also repaid $1.1 million of its long-term debt in fiscal 2004. The decrease in cash was also attributable to the approximately $4.3 million in one-time charges and professional fees as well as the approximately $1.9 million in losses from the Crossings catalog and the Advanced Technology division.

Roy Cuny, President and CEO of Smith & Wesson Holding Corporation, commented, “We have refocused our emphasis on our firearms operation and we are executing a host of strategies to build stockholder value. These strategies include increasing operational efficiency and quality with tools such as Lean Six Sigma, and specific process improvement and training of Smith & Wesson personnel in new practices and techniques. In the market, the Company is shifting its strategy to be much more consumer focused with a litany of programs to better serve our valued customer base.”

Cuny added, “Our latest new product introductions have been met with great excitement in the marketplace. The backlog as of April 30 is strong, and customer satisfaction is notably high.”

John Kelly, Chief Financial Officer of Smith & Wesson Holding Corporation, commented, “The results of the restructuring efforts undertaken in January can be seen in the last quarter’s results, in which income from operations increased from $1.4 million in the fourth quarter of fiscal 2003 to $3.7 million in the fourth quarter of fiscal 2004. We believe the restructuring better positions the company to invest in the core firearms business and build upon Smith & Wesson’s core capabilities. Our CAPEX budget for fiscal 2005 is $5.0 million with a strong focus on new product development, continued enhancement to our production capabilities, and the ongoing pursuit of profitable growth from our core business.”

About Smith & Wesson

Smith & Wesson Holding Corporation is the parent company of Smith & Wesson Corp., one of the world’s leading producers of quality handguns, law enforcement products and firearm safety and security products. Law enforcement personnel, military personnel, target shooters, hunters, collectors, and firearms enthusiasts throughout the world have used the Company’s products with confidence for more than 150 years. Smith & Wesson Corp. also manufactures and markets Smith & Wesson branded handcuffs. For more information, visit http://www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include statements regarding the Company’s strategies, the demand for the Company’s products, the opportunity for growth of the Company, anticipated sales and operating results, customer satisfaction, and cost-reduction efforts. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for the Company’s products, the Company’s growth opportunities, the ability of the Company to obtain operational enhancements, and other risks detailed from time to time in the Company’s reports filed with the SEC.

SMITH & WESSON HOLDING CORPORATION and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	April 30,2004	April 30,2003
ASSETS
Current assets:
Cash and cash equivalents	$5,510,663	$12,182,010
Marketable securities	1,538,738	1,580,440
Accounts receivable, net of allowance for doubtful accounts of $100,000 as of April 30, 2004 and $107,552 as of April 30, 2003	20,249,858	14,908,839
Inventories	15,986,705	15,599,305
Other current assets	1,823,181	8,097,862
Deferred income taxes	3,900,480	3,932,081
Income tax receivable	160,596	175,331

Total current assets	49,170,221	56,475,868

Property, plant, and equipment, net	11,021,174	7,135,073
Intangibles, net	351,908	310,333
Collateralized cash deposits	22,673,059	21,513,000
Notes receivable	1,072,359	1,000,000
Deferred income taxes	9,607,287	9,308,893
Other assets	7,379,099	10,789,522

	$101,275,107	$106,532,689

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,608,975	$8,009,513
Accrued expenses	8,335,196	12,127,323
Accrued payroll	3,920,426	2,996,890
Accrued taxes other than income	1,055,506	1,616,607
Accrued profit sharing	2,272,030	1,620,928
Deferred revenue	442,291	212,787
Current portion of notes payable	4,039,456	92,278

Total current liabilities	29,673,880	26,676,326

Notes payable	37,870,046	42,907,722

Other non-current liabilities	16,913,947	21,918,798

Commitments and contingencies
Stockholders’ equity :
Common stock, $.001 par value, 100 million shares authorized, 30,935,799 shares on April 30, 2004 and 30,619,628 shares on April 30, 2003 issued and outstanding	30,936	30,620
Additional paid-in capital	16,651,934	16,247,108
Retained earnings (deficit)	114,119	(1,275,361)
Accumulated other comprehensive income	20,245	27,476

Total stockholders’ equity	16,817,234	15,029,843

	$101,275,107	$106,532,689

SMITH & WESSON HOLDING CORPORATION and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE INCOME

	April 30, 2004	April 30, 2003	April 30, 2002
Net product sales	$117,892,507	$98,468,766	$79,284,709
License revenue	1,622,128	1,502,448	1,270,319
Cost of goods sold	80,482,675	69,867,735	60,667,165
Cost of services	304,329	296,489	89,791

Gross profit	38,727,631	29,806,990	19,798,072

Operating expenses:
Research and development, net	557,884	905,542	680,189
Selling and marketing	12,723,916	11,339,709	8,777,473
General and administrative	19,216,988	13,758,607	11,360,191
Restructuring costs	1,000,931	—	—
Environmental expense	—	—	2,500,000

Total operating expenses	33,499,719	26,003,858	23,317,853

Income (loss) from operations	5,227,912	3,803,132	(3,519,781)

Other income/(expense):
Other income/(expense)	(900,675)	2,362,841	(47,200)
Interest income	318,868	680,705	879,923
Interest expense	(3,340,375)	(3,587,519)	(8,020,559)

	(3,922,182)	(543,973)	(7,187,836)

Income (loss) before income taxes	1,305,730	3,259,159	(10,707,617)
Income tax (benefit) expense	(83,750)	(12,404,320)	70,598

Net income (loss)	$1,389,480	$15,663,479	$(10,778,215)
Other comprehensive income:
Unrealized (loss) gain on marketable securities, net of ($4,217), $11,935 and $0 tax effect, respectively	(7,231)	24,608	2,868

Comprehensive income (loss)	$1,382,249	$15,688,087	$(10,775,347)

Weighted average number of common equivalent shares outstanding, basic	30,719,114	29,860,228	20,878,937

Net income (loss) per share, basic	$0.05	$0.52	$(0.52)

Weighted average number of common equivalent shares outstanding, diluted	36,615,562	35,694,989	20,878,937

Net income (loss) per share, diluted	$0.04	$0.44	$(0.52)

SMITH & WESSON HOLDING CORPORATION and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended April 30,
	2004	2003	2002
Cash flows provided by (used for) operating activities
Net income (loss)	$1,389,480	$15,663,479	$(10,778,215)
Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities:
Amortization and depreciation	1,705,514	987,674	435,572
Loss (gain) on disposal of assets	81,988	179,605	—
Gain on sale of land	—	(1,666,132)	—
Deferred taxes	(226,266)	(12,453,671)	—
Provision for losses on accounts receivable	(4,829)	10,000	28,850
Provision for excess and obsolete inventory	283,063	628,248	1,762,908
Provision for loss on purchase commitments	—	1,114,666	—
Stock compensation for services	11,400	64,825	290,348
Debt discount amortized to interest expense	—	—	2,567,166
Loss on extinguishment of notes payable	—	—	294,420
Amortization of debt issue costs to interest expense	—	—	827,414
Loss on finders’ liability settled in stock	—	—	185,000
Compensation expense settled in stock	—	—	667,500
Changes in operating assets and liabilities (Increase) decrease in assets:
Accounts receivable	(5,336,190)	(2,819,403)	(4,390,865)
Inventories	(670,463)	2,776,363	3,162,949
Other current assets	6,274,681	(6,650,719)	529,719
Due from Tomkins	—	—	7,699,500
Income tax receivable	14,735	36,472	(211,803)
Note receivable	(72,359)	—	—
Other assets	3,410,423	5,113,878	(1,716,868)
Increase (decrease) in liabilities:
Accounts payable	1,599,462	1,054,377	3,128,841
Accrued payroll	923,536	(138,227)	(686,732)
Accrued profit sharing	651,102	801,090	819,838
Accrued taxes other than income	(561,101)	(139,252)	383,909
Accrued other expenses	(3,792,127)	3,364,072	(4,926,883)
Other non-current liabilities	(5,004,851)	(7,530,977)	5,494,589
Deferred revenue	229,504	(1,384,887)	(15,033)
Due to Walther USA, LLC, net	—	(529,353)	529,353

Net cash provided by (used for) operating activities	906,702	(1,517,872)	6,081,477

Cash flows (used for) investing activities:
Payments to acquire marketable securities	—	(552,673)	(1,000,291)
Proceeds from sale of marketable securities	34,471	—	—
Additions to collateralized cash deposits	(1,160,059)	(285,975)	(16,077,025)
Payments to acquire patents	(64,980)	(129,123)	(199,105)
Proceeds from sale of property and equipment	26,416	754,300	—
Payments to acquire property and equipment	(5,676,614)	(4,173,418)	(2,978,593)
Payments to secure financing		—	(62,500)
Net cash and cash equivalents acquired from business combination		—	48,598,168

Net cash (used for) provided by investing activities	(6,840,766)	(4,386,889)	28,280,654

Cash flows (used for) financing activities:
Payment on notes payable, Tomkins	(1,000,000)	(2,000,000)	(20,000,000)
Payments on loans and notes payable, related parties	—	(357,425)	(5,000,000)
Proceeds from sale of common stock	257,729	281,705	2,269,450
Proceeds from exercise of options to acquire common stock	95,486	150,000	3,937,800
Proceeds from loans and notes payable, unrelated parties	—	—	15,000,000
Payments on loans and notes payable, unrelated parties	(90,498)	—	(10,626,000)

Net cash used for financing activities	(737,283)	(1,925,720)	(14,418,750)

Net (decrease) increase in cash and cash equivalents	(6,671,347)	(7,830,481)	19,943,381
Cash and cash equivalents, beginning of year	12,182,010	20,012,491	69,110

Cash and cash equivalents, end of year	$5,510,663	$12,182,010	$20,012,491